Exhibit 10.1

RADICE CORPORATE CENTER III

INDEX TO STANDARD OFFICE LEASE

1.	Basic Lease Rider	Standard Office Lease	Page 1, 2
2.	Article 1.	Premises	Page 4
3.	Article 2.	Term of Lease and Commencement	Page 4
4.	Article 3.	Base Rent, Rent Escalation and Security Deposit	Page 4
5.	Article 4.	Construction of Premises	Page 5
6.	Article 5.	Permitted Use.	Page 5
7.	Article 6.	Tenant’s Taxes	Page 6
8.	Article 7.	Operating Costs	Page 6, 7, 8
9.	Article 8.	Tenant’s Proportionate Share; Additions to and Exclusions from the Development	Page 8, 9
10.	Article 9.	Repairs and Maintenance	Page 9, 10
11.	Article 10.	Alterations	Page 10
12.	Article 11.	Signs	Page 11
13.	Article 12.	Inspections	Page 11
14.	Article 13.	Utilities	Page 11
15.	Article 14.	Assignment and Subletting	Page 11, 12
16.	Article 15.	Insurance; Fire and Casualty Damage	Page 12, 13
17.	Article 16.	Liability	Page 13
18.	Article 17.	Eminent Domain	Page 14
19.	Article 18.	Holding Over	Page 14
20.	Article 19.	Quiet Enjoyment	Page 14
21.	Article 20.	Events of Default; Remedies	Page 15, 16, 17
22.	Article 21.	Rights Reserved to Landlord	Page 17
23.	Article 22.	Corporate Authority	Page 17
24.	Article 23.	Relocation of Premises	Page 18
25.	Article 24.	Landlord’s Lien	Page 18
26.	Article 25.	Subordination	Page 18
27.	Article 26.	Mechanics’ and Other Liens	Page 18
28.	Article 27.	Notices	Page 18, 19
29.	Article 28.	Common Areas	Page 19
30.	Article 29.	Estoppel Certificate	Page 19
31.	Article 30.	Miscellaneous	Page 19, 20
32.	Article 31.	Riders; Exhibits	Page 21
33.	Article 32.	Vacation	Page 21
34.	Article 33.	Building Services Equipment	Page 21
35.	Article 34.	Rules and Regulations	Page 21
36.	Article 35.	Waiver of Jury Trial	Page 21, 22
37.	Exhibit A	Legal Description	Page 23
38.	Exhibit B	Site Plan	Page 24
39.	Exhibit C	Space Plan	Page 25
40.	Exhibit D	Tenant Work Letter	Pages 26 - 41
41.	Exhibit E	Tenant Estoppel Statement	Page 42
42.	Exhibit F	Rules and Regulations	Page 43, 44, 45, 46
43.	Exhibit G	Form Letter of Credit	Page 47
44.	Exhibit H	Right of First Offer	Page 48, 49
45.	Exhibit I	Renewal Option	Page 50
46.	Exhibit J	Contraction Option	Page 51

RADICE CORPORATE CENTER III

EDIETS, INC.

LESSEE

BASIC LEASE INFORMATION RIDER

RADICE CORPORATE CENTER III

STANDARD OFFICE LEASE

1.	Date of Lease: June , 2006 (for identification purposes only).

2.	Landlord: RADICE III, LLC

3.	Tenant: EDIETS, INC.

4.	Premises: Suite 600 , as shown on Exhibit “A”, of Radice Corporate Center III, 1000 Corporate Drive, Fort Lauderdale, Florida 33334 (Radice Corporate Center III together with the parking facilities, landscaped areas and other common areas servicing same are collectively referred to as the “Building”).

5.	Rentable Area of Premises: 20,206 rentable square feet.

6.	Rent Commencement Date: as defined in Article 2.02 of the Lease.

7.	Expiration Date: The last day of the 124th month following the Rent Commencement Date.

8.	Lease Term: One Hundred and Twenty Four (124) full months. If the Rent Commencement Date is other than the first day of the month, the Lease Term shall also include the period commencing on the Rent Commencement Date and ending on the last day of any such first partial month.

9.	Base Rent: The Base Rent as per article 3.01 of the Lease will be as follows:

Month of Lease Term	Monthly Base Rent	Annual Base Rent
1 – 4	$-0-	$-0-
5 - 12	$26.941.33	$215,530.66
13 – 24	$27,749.57	$332,994.88
25 – 36	$28,582.06	$342,984.72
49 – 60	$29,439.52	$353,274.24
61 –72	$30,322.70	$363,872.40
73 – 84	$31,232.38	$374,788.56
85 – 96	$32,169.35	$386,032.20
97 – 108	$33,134.43	$397,613.16
109- 120	$34,128.47	$409,541.64
121 – 124	$35,152.32	$140,609.28

10.	Tenant’s Proportionate Share: 15.31% (Require % from Landlord) per article 8.01 of the Lease.

11.	Security Deposit: Tenant shall provide a Letter of Credit in accordance with Article 3.02 of the Lease.

12.	Use of Premises: General office use.

13.	Number of Parking Spaces: Landlord shall provide Tenant. With Five (5) spaces per 1000 RSF throughout the term of the lease and any extensions, expansions or renewal periods on a non reserved basis, located within the Building’s surface parking area.

14.	Tenant’s Address for Notices Prior to Commencement Date:

3801 W. Hillsboro Blvd.
Deerfield Beach, Florida 33442

Attention:

With copies to:

Attention:

Tenant’s Address for Notices After Commencement Date:

Same as Building address

Attention:	Mr. James Epstein, Esq.

With copies to:
eDiets to supply address

Attention:

Landlord’s Address for Notices:

Radice III, LLC c/o Trammell Crow Company
1801 North Military Trail, Suite 150
Boca Raton, FL 33431

With copies to:

Trammell Crow Company
101 NE 3rd Avenue
Suite 101

Ft. Lauderdale, FL 33301

15.	Tenant’s Real Estate Broker: Studley, Inc.

Landlord’s Real Estate Broker: Trammell Crow Realty Services, Inc.

16.	Guarantor(s): N/A.

17.	Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the “BLI Rider”). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of the day and year set forth opposite their respective signatures herein below.

WITNESSES	TENANT:

EDIETS, INC. a Delaware corporation

By:
Print Name:
Title:
Date:

WITNESSES:	LANDLORD:

RADICE III, LLC

By:
Its:
Date:

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between RADICE III, LLC, a Florida limited liability company (“Landlord”), and EDIETS, INC., a Delaware corporation (“Tenant”):

WITNESSETH:

ARTICLE 1: PREMISES:

1.01 Premises. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord those premises (the “Premises”) described in the Basic Lease Information Rider (the “BLI Rider”) attached to the front of this Lease and incorporated into this Lease by this reference. The real property on which the Building is located is legally described in Exhibit A. The Premises are outlined on the plan attached as Exhibit B. The Building is part of a development (the “Development”) commonly known as Radice Corporate Center.

ARTICLE 2: TERM OF LEASE AND COMMENCEMENT

2.01 Term of Lease. The term of this Lease (the “Term”) is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider (“Commencement Date”) and ending on the Lease expiration date as set forth in the BLI Rider (“Expiration Date”).

2.02 Rent Commencement Date. The “Rent Commencement Date” shall be the earlier to occur of (x) “Completion Date” (as defined in Section 4.02(a)) notwithstanding that any Tenant finish work, special fixtures or decorative treatment has not been performed by Tenant, or (y) the date that Tenant first uses the Premises or any portion thereof for any purpose permitted under this Lease, or (z) October 1, 2006.

ARTICLE 3: BASE RENT, RENT ESCALATION AND SECURITY DEPOSIT

3.01 Base Rent. During the Lease Term, Tenant will pay as the base rent for the Premises (“Base Rent”) the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. In the event any monthly Base Rent and/or Additional Rent payment is not paid within five (5) business days after it is due, Tenant agrees to pay a late charge of five (5%) percent of the amount of the payment due. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. The first full month’s rent is due at the time Tenant takes possession of the Premises

3.02 Security Deposit. Tenant shall deliver to Landlord within five (5) days after the date of execution of the Lease an irrevocable, unconditional letter of credit in the amount of $_$544,000.00 (the “Letter of Credit”). The Letter of Credit shall be addressed to Landlord, issued in a form and substance similar to that attached hereto as Exhibit G and by a financial institution located in Broward County, Florida approved by Landlord, in Landlord’s sole discretion, shall be freely transferable without fee, and having an expiration date falling no sooner than one hundred and twenty four (124) months and thirty (30) days after the Commencement Date. Subject to Tenants cure provisions contained herein or by law, Tenant agrees that upon any default by Tenant under the terms and provisions of this Lease, Landlord shall have the right to receive payment under any Letter of Credit of the entire amount of such Letter of Credit at such time, and any such amounts received by Landlord shall be held by Landlord and applied in accordance with this Lease in the same manner as a Security Deposit. Provided Tenant is not then in default of the Lease and Tenant has provided Landlord with audited financial statements evidencing that during the quarter immediately prior to the commencement of the 4th Lease Year and 5th Lease Year (pursuant to the schedule set forth below) Tenant has positive cash flow from operations (excluding capital or financing transactions) on an annual basis, Tenant may substitute the Letter of Credit with a new Letter of Credit pursuant to the following schedule:

Years 1 – 3: Letter of Credit in an amount equal to $544,000.00 shall remain unchanged from the amount set forth above;

Year 4: Letter of Credit shall decrease by one third (1/3); to $362,668.00

Year 5: Letter of Credit shall decrease by an additional (1/3); to $241,779.00

End of the 5th Year of the Lease Term: Letter of Credit shall be in the amount of $80,593.00

Upon the occurrence of a material default by Tenant and subject to Tenants cure provisions contained herein or by law, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant’s default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant’s obligations under this Lease have been fulfilled. Subject to the other terms and conditions contained in this Lease, if the Premises are conveyed by Landlord, said deposit may be turned over to Landlord’s grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return. In no event is the security deposit to be returned until Tenant has vacated the Premises and delivered possession to Landlord. Landlord shall not be obligated to hold the security deposit in a separate fund, but may mix the security deposit with other funds of the Landlord.

3.03 Rent Abatement. Base Rent and Additional Rent shall be conditionally abated during the first four (4) months of the Term. Commencing with the first day of the fifth (5th) month of the Term, Tenant shall make Base Rent and Additional Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Base Rent and Additional Rent any increases in Base Rent set forth in the Lease shall occur on the dates scheduled mortgages.

The abatement of Base Rent and Additional Rent is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Base Rent and Additional Rent provided shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent and Additional Rent herein abated.

ARTICLE 4: CONSTRUCTION OF PREMISES

4.01 The space plan of the Premises is attached as Exhibit C. The Premises are to be constructed by Tenant.

4.02 Completion. (a) The “Completion Date” shall be the date upon which the Premises shall have been substantially completed in accordance with the plans and specifications agreed upon by Landlord and Tenant (other than any work which cannot be completed on such date provided such in – completion will not substantially interfere with Tenant’s use of the Premises.

(b) Taking of possession by Tenant shall be deemed to establish conclusively that the Premises have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition as of when possession was so taken.

(c) Upon the Completion Date, Tenant shall execute and deliver to Landlord and Landlord’s mortagee or prospective mortgagee a letter of acceptance of delivery of the Premises on Landlord’s standard form therefore which is attached as Exhibit E (the “Certificate”), acknowledging the Completion Date, the Rent Commencement Date, and the termination date of the Term. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant.

ARTICLE 5: PERMITTED USE.

5.01 Permitted Use. Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

5.02 Compliance with Governmental Laws and Landlord’s Regulations. Tenant shall obtain any and all licenses and permits necessary for any permitted use, comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. If, as a result of any change in the governmental laws, ordinances or regulations, the Premises must be altered to lawfully accommodate the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be borne by Tenant; provided that the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances or regulations.

5.03 Compliance with Fire Prevention Code. Landlord has provided sprinklers within the Premises as required by the building code of the local government where the Premises are located. Tenant shall take whatever other actions are necessary so that the Premises and Tenant’s use thereof complies with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

ARTICLE 6: TENANT’S TAXES

6.01 Definition of Taxes. The term “Taxes” shall mean (a) the total of all real estate taxes, taxes attributable to improvements within the Development or any part thereof whether made by Landlord or any tenant, or attributable to the installation of fixtures, machinery, equipment, or other personal property, general and special assessments, water and sewer charges and other governmental impositions, levies and charges (of or by any federal, state, municipal or other government or governmental or public authority, including, without limitation, any school district) of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may be levied, assessed, imposed, become due and payable, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the Development or any part thereof, or any land, buildings or other improvements therein, (b) any payments to any ground lessor in reimbursement of tax payments made by such lessor, and (c) any and all costs, fees and expenses paid to attorneys, appraisers and consultants for the purpose of reviewing, negotiating, or contesting the amount of the Taxes, the valuation or assessment of the Development or any portion thereof for tax purposes and any and all costs, fees and expenses arising out of or by reason of any legal or administrative proceeding related to Taxes. In the event that any part of the Development is separately assessed for the purpose of real estate taxation, then, Landlord may, at any time and from time to time, elect, which election shall be subject to revocation, to exclude that portion of the Taxes allocable to any such separately assessed part of the Development from Taxes under this Article 6. The term “Excluded Parcel” shall mean such separately assessed parts of the Development during such period when its allocable share of Taxes is excluded from Taxes. For the purposes of calculating Tenant’s Proportionate Share of Taxes as provided in Section 6.02 hereof, the denominator shall not include that portion of the rentable area of the Development contained within an Excluded Parcel.

6.02 Tenant’s Proportionate Share of Taxes. For each real estate calendar year applicable to the Term (or any renewal or extension of such Term), Tenant shall pay to Landlord, as additional rent, its proportionate share of taxes levied for such calendar year as calculated on the basis of the ratio set forth in Section 8.01. Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord shall reasonably determine to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year, Landlord shall deliver to Tenant a statement showing the total amount payable by Tenant under this Section. If the statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord’s option the excess shall be credited against the next monthly installment of rent. If the statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement. Any payment with respect to any partial calendar year in which the Term commences or ends shall be prorated.

6.03 Tenant’s Taxes. Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant’s rental payments and other charges payable hereunder.

ARTICLE 7: OPERATING COSTS

7.01 Definition of Operating Costs. The term “Operating Costs” shall mean all costs and expenses paid or incurred by Landlord or on Landlord’s behalf in connection with the ownership, leasing, management, repair, replacement, remodeling, maintenance and operation of the Building and the Development (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements, landscaping costs, property management fees, utility and janitorial costs, Radice Corporate Association fees and assessments and the Building’s share of costs of the Development), except the following:

(i) costs of alterations of tenants’ premises;

(ii) costs of capital improvements and costs of curing construction defects:

(iii) depreciation;

(iv) interest and principal payments on mortgages, and other debt costs (but any cost due to an increase in the interest rate over the initial rate on the original long term first lien mortgage shall be included);

(v) real estate brokers’ leasing commissions or compensation;

(vi) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; and

(vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder.

7.02 Taxes: Landlord shall pay all taxes applicable to the Property which are payable during the Lease Term. As used herein, the term “taxes” shall mean real estate taxes, assessments (whether general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of Rent or other payments hereunder, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Property or Premises (“Taxes”). Additionally, Landlord shall have no obligation to protest Taxes, but if Landlord does protest Taxes, the cost of such protest shall also be deemed Taxes. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/ or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

7.03 Insurance: Landlord shall provide insurance for the Property as set forth in Article 15.01(a). Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered a part of Insurance. In no event will the cost exceed the cost of maintaining first dollar coverage

7.04 Other Operating Costs: Landlord shall provide for the following as they relate to the Property and the Premises:

(1) trash removal;

(2) landscaping;

(3) property management;

(4) all other labor costs, supply costs and other costs or services of any kind or nature deemed necessary or prudent by Landlord; and

(5) the maintenance, repair and/or replacement of the Property and improvements as follows:

(a) the roof;

(b) all interior and exterior components of the Property and improvements both structural or otherwise;

(c) parking lot,

(d) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom;

(e) heating and air conditioning equipment, lines and fixtures;

(f) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems (if any);

(g) electrical equipment, lines and fixtures;

(h) all other utility equipment, lines and fixtures;

(i) all ingress-egress doors to the Property;

(j) exterior plate glass;

(k) elevator equipment, lines and fixtures (if any); and

(l) any and all other maintenance, repairs and/or replacements to the Property and improvements deemed necessary or prudent by Landlord during the Lease Term.

(m) Daily janitorial services to the premises and common areas

7.05 Utilities: Landlord shall pay all utility bills incurred including but not limited to water, gas, electricity, fuel, light, heat and power bills, for the Building. In the event Tenant requests and Landlord provides any of the foregoing services or any other services to Tenant at times outside normal working hours (any time other than 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday, specifically excluding Sundays and Holidays), then Landlord shall have the right to bill Tenant and Tenant agrees to pay for such additional services. For purposes of this provision”, “Holidays” shall include New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas. Landlord shall not be liable for any failure to furnish, or for any loss, injury or damage caused by or resulting from any variation, interruption or failure of utility services.

7.06 Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs, then for the purposes of calculating Tenant’s proportionate share of Operating Costs as provided in Article 8, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

7.07 Additional Rent. Tenant shall pay to Landlord the estimate for Tenant’s Proportionate Share in equal monthly installments at the same time and place as Rent is to be paid. Landlord will furnish a statement of the actual Tenant’s Share no later than April 1 of each year during the Lease Term, including the year following the year in which the Lease expires or is otherwise terminated. In the event that Landlord is, for any reason, unable to furnish the statement of the actual Tenant’s Share within the time specified above, Landlord will furnish such statement as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above. Tenant will pay to Landlord any deficiency as shown by such statement within thirty (30) days of receipt of such statement. Provided Tenant is not in default of this Lease, Landlord will refund to Tenant any excess as shown by such statement within thirty (30) days of the date of the statement. Landlord will keep books and records showing the Operating Costs in accordance with generally accepted accounting principles In the event Landlord furnishes any utility or service which is included in Operating Costs to less than ninety-five percent (95%) of the rentable area of the Property because (i) the average occupancy of the Property for the year in question was not equal to or greater than ninety-five percent (95%), (ii) such utility or service is not required by or provided to one or more of the tenants of the Property, or (iii) any tenant occupant is itself obtaining or providing any such utility or services, then Operating Costs for such year shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if Landlord had provided such utilities and services to all tenants of the Property, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Property been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this section is to ensure that the reimbursement of Operating Costs is fairly and equitably allocated among the tenants receiving the utilities and services in question To the extent the Property is part of a larger project or development, Landlord shall have the right (but not the obligation) to allocate to the Property an appropriate portion of those Operating Costs which are incurred with respect to the project as a whole. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development may be allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate for the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. By way of example, landscaping costs for a multi-building project shall be allocated on an appropriate basis between all buildings in the project. Any and all payments (other than Rent) required to be made by Tenant pursuant to this Lease shall be deemed additional Rent (“Additional Rent”). Landlord shall have the same rights and remedies for said payments as for Rent.

7.08 Tenant’s Proportionate Share of Operating Costs. For each calendar year falling partly or wholly within the Term, Tenant shall pay to Landlord as additional rent its proportionate share of Operating Costs as calculated on the basis of the ratio set forth in Section 8.01. Any payment with respect to any partial calendar year in which the Term commences or ends shall be prorated.

7.09 Tenant’s Audit. Tenant or its representatives, at Tenant’s cost, shall have the right after seven (7) days prior written notice to Landlord to examine Landlord’s books and records of Operating Costs during normal business hours within twenty (20) business days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) business days following the furnishing of the statement to Tenant (which Item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

7.10 Cap on Controllable Operating Costs. Notwithstanding the foregoing, for purposes of calculating the amount payable by Tenant under this Article 7, Operating Costs (with the exception of Uncontrollable Expenses (defined below)) shall not exceed for any calendar year during the Term of this Lease, other than the first calendar year, the amount of Operating Costs for the preceding calendar year plus five percent (5%)* (compounded annually). Any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term (subject to the foregoing limitation) until fully recouped by Landlord. The term “Uncontrollable Expenses” means expenses relating to the cost of utilities, insurance, real estate taxes, Owner’s Association fees and other uncontrollable expenses (such as, but not limited to, increases in the minimum wage which may affect the cost of service contracts). This Cap on Controllable Operating Costs shall be in effect for years one (1) through five (5) of the Lease only.

ARTICLE 8: TENANT’S PROPORTIONATE SHARE; ADDITIONS TO AND EXCLUSIONS FROM THE DEVELOPMENT

8.01 Tenant’s Proportionate Share (a) Tenant’s “proportionate share” as used in this Lease with respect to the Building shall mean a fraction, the numerator of which shall be the rentable area (other than any designated parking or loading areas) contained in the Premises, and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. As of the date hereof, Tenant’s proportionate share is as indicated in the BLI Rider

(b) Tenant’s “proportionate share” as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area (other than any designated parking or loading areas) contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development.

8.02 Additions To and Exclusions From the Development. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, from time to time, to add to or exclude from the Development, real property and any buildings constructed thereon. In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded and set forth the modification of Tenant’s proportionate share, if any, by reason of such addition or exclusion. Said notice shall serve to amend the definition of the “Development” and Tenant’s “proportionate share”, as the case may be.

ARTICLE 9: REPAIRS AND MAINTENANCE

9.01 Tenant’s Obligations (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, interior windows, interior glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, and water heaters within the Premises. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible, use reasonable efforts to keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear and loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant, at its own cost and expense, as additional rent, shall pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

9.02 Landlord’s Obligations (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the exterior windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant’s expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the cost of installation, care, operation, maintenance and repair thereof shall be borne by and paid for by Tenant. Tenant acknowledges that the building services being provided by Landlord in the Building as of the date of execution of this Lease are usual, customary and consistent with Class “A” office buildings in the Cypress Creek submarket area of Broward County, Florida. Accordingly, for purposes of this Lease, the phrase “Class A Office Building” shall be defined as a building offering such services.

(b) Provided Tenant shall not be in default, hereunder and such default has remained uncured and subject to Tenants cure provisions contained herein or provided for by law and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises weekdays, exclusive of legal holidays, from 8:00 a.m. to 6:00 p.m. and Saturdays, from 9:00 a.m. to 1:00 p.m., heat and air conditioning as customarily furnished in a Class A Office Building, for the comfortable use and occupation of the Premises and elevator service; electricity for general office purposes; water for lavatory and drinking at those points of supply provided for general use of tenants; and janitorial services during the times and in the manner that such services are, customarily furnished in a Class A Office Building.

(c) At Tenants’ request, Landlord shall provide additional or after-hours heating or air conditioning, but Tenant shall pay Landlord a fee equal to $25.00 per Hour during the 2006 calendar year (subject to annual increases) for such services. Tenant agrees to keep closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units for the Premises, and the cost thereof, including the cost of electricity and/or water therefore and the cost of all repairs, maintenance and replacements thereto shall be paid by Tenant to Landlord upon demand.

(d) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space; nor connect with electrical current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or device. If Tenant shall require water, electric current or any other resource in excess of that usually furnished, Tenant shall first procure the consent of Landlord, which Landlord may refuse, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed. The cost of any such meter and of installation, operation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.

(e) Interruptions of any service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant’s obligations under this Lease. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same. Similarly, the curtailment, rationing or restriction on use of water, gas, electricity or any resource, service or utility shall not affect Tenant’s obligations hereunder and Landlord may cooperate in a reasonable manner with the efforts of national, state or local governmental agencies or utilities in reducing energy or other resource consumption.

9.03 Charges. Any sums payable under Section 9.02 shall be considered additional rent and may be added to any Installment of rent thereafter becoming due, and Landlord shall have the same remedies for default in payment of such sums as for a default in the payment of rent.

9.04 Janitorial Services. Tenant shall not provide any janitorial services without Landlord’s written consent, which may be withheld in Landlord’s sole discretion and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant’s sole risk and responsibility. Landlord will provide daily Janitorial services charged to Tenant as part of Operating Costs and at no additional charge to Tenant throughout the term of this lease and any extensions, expansions ands renewals as outlined in Exhibit I.

9.05 Notice to Landlord to Repair: In the event Tenant discovers the necessity for Landlord to repair any part of the Premises, Building or Development, which Landlord is obligated to repair and maintain hereunder, Tenant, shall provide Landlord with written notice specifically describing the repair or maintenance required. Landlord shall have 60days to repair the Premises, Building or Development. if such repairs can be reasonably accomplished in said time period and Landlord shall diligently pursue cure. In no event shall Tenant be permitted to withhold rent or terminate this Lease as a consequence of Landlord’s failure to maintain or repair the Premises, Building or Development.

ARTICLE 10: ALTERATIONS

10.01 Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent may in Landlord’s sole discretion be withheld. Each request shall be accompanied by plans detailing the proposed alteration, addition or improvement. In connection with any request for an approval of alterations by Tenant, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer. If Landlord shall, in its sole discretion, consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations using a contractor acceptable to Landlord and shall, prior to construction, provide such assurances to Landlord, (including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance) as Landlord shall require to protect Landlord against any loss from any mechanics’, laborers’ or materialmen’s liens or other liens. At the time of completion of each alteration, addition or improvement, Tenant shall deliver to Landlord a set of final “as-built” plans showing such completed alteration, addition or improvement. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if at the time of termination Landlord so elects, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

ARTICLE 11: SIGNS

11.01 Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building without the prior written consent of Landlord,. and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord. Landlord may from time to time maintain any signs at Tenant’s expense. Notwithstanding the foregoing, Tenant will be permitted to install, at Tenant’s expense and subject to all applicable governmental zoning, ordinances and approvals as well Landlord approval one sign outside the principal entry of the Premises. The sign shall conform to the Building standards and must be approved in advance to installation by Landlord, in writing, which approval shall not be unreasonably withheld. Landlord shall provide Tenant with space on an office building directory in the Building lobby.

Additionally, subject to all applicable governmental zoning, ordinances and approvals and Landlord approval, Tenant shall have the right, at its sole cost and expense, to erect a sign on the western exterior façade of the Building. Tenant shall be solely responsible at its sole cost and expense for maintenance and repair of the sign, and Tenant shall remove the sign at its sole cost and expense at the Lease termination and shall restore the Building to its original condition.

ARTICLE 12: INSPECTIONS

12.01 Inspections. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time, upon reasonable notice for the following purposes: (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant’s responsibilities under this Lease; (c) to supply any service to be provided by Landlord to Tenant hereunder; (d) to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease (and may for that purpose, without abatement of rent, erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in, through or on the outside of the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably); (e) to show the Premises purchasers mortgagesees; and (f) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. In the event that Landlord requires access to any under-floor duct, Landlord’s liability for carpet (or other floor covering) replacement shall be limited to replacement of the piece removed. During the period that is six (6) months prior to the end of the Term and at any time Tenant is in default hereunder and such default has remained uncured and subject to Tenants cure provisions contained herein or provided for by law Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises suitable signs indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. Notwithstanding the foregoing, in the event of an emergency, as determined by Landlord, no notice is required.

ARTICLE 13: UTILITIES

13.01 Utilities. Tenant shall pay for all telephone and other utilities and services used on or from the Premises not supplied by Landlord, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for such utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure of such utility service, nor shall any such interruption or impairment constitute a breach by Landlord of the terms or conditions of this Lease, nor shall any such interruption constitute a ground for abatement of any sums payable by Tenant hereunder. Tenant shall pay for all telephone, electric and other utilities and services used on or from the Premises not supplied by Landlord, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for such utilities.

ARTICLE 14: ASSIGNMENT AND SUBLETTING

14.01 Assignment and Subletting. (a) Tenant may assign this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, with the prior written consent of Landlord which consent shall not be unreasonably withheld provided that Tenant remains liable for all Lease obligations. In the event Tenant desires to assign or sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based upon a fixed percentage or percentages of receipts or sales). Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Tenant shall pay to Landlord on demand, a service charge of no more than $500.00 for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord. Notwithstanding anything to the contrary contained in this Section, Landlord will not unreasonably withhold its consent to any proposed assignee: (i) whose financial condition as determined by Landlord is greater than or equal to Tenants, (ii) who will use the Premises for a similar use as Tenant (iii) whose use will not and will not violate any covenant of any other leases in the Building; and (iv) who is not or has not been a prospect for any other space in the Building

14.02 Corporate Transactions. (a) Notwithstanding the provisions of Section 14.01,Tenant may, without Landlord’s consent, assign this Lease to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise or to any corporation or entity which is a parent, subsidiary or division of Tenant, provided that the following conditions are satisfied: (i) the total assets and net worth of such assignee shall be equal to or more than that of Tenant immediately prior to the Commencement Date; (ii) Tenant is not then in default hereunder; and (iii) such successor shall execute and deliver to Landlord an instrument in writing fully assuming all the obligations and liabilities imposed upon Tenant hereunder. Upon satisfaction of the foregoing, Landlord agrees to discharge Tenant from any further liability hereunder.

(b) If Tenant is a corporation, the shares of which at the time of execution of this Lease are held by fewer than fifty (50) persons, and if at any time during the Term persons, firms or corporations who own at least one-third (%) of its shares at the time of the execution of this Lease, or following Landlord’s consent to a transfer of such shares cease to own such shares (other than as a result of transfer by bequest or inheritance) and such transfer shall not first have been approved in writing by Landlord, such transfer shall, at the option of Landlord be deemed a default by Tenant under this Lease.

ARTICLE 15: INSURANCE; FIRE AND CASUALTY DAMAGE

15.01 Landlord’s Insurance. (a) Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Development including, but not limited to, standard fire and TV extended coverage insurance covering the Building in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of fire and lighting and including extended coverage, or, at Landlord’s option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages.

(b) Subject to the provisions of this Article, the insurance to be maintained by Landlord hereunder shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that maintained by Landlord hereunder unless Landlord is included as an additional insured thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

15.02 Tenant’s Insurance. Tenant shall procure and maintain throughout the Term a policy or policies of insurance in form and substance satisfactory to Landlord, at Tenant’s sole cost and expense, insuring Landlord, Landlord’s mortgagee, if any, and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises, (ii) the condition of the Premises, (iii) Tenant’s operations in and maintenance and use of the Premises and (iv) Tenant’s liability assumed under this Lease; the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore shall be delivered to Landlord prior to the Rent Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce the insurance coverage provided thereby. In the event Landlord makes a request to Tenant in writing to provide Landlord with proof of Tenant’s insurance, and Tenant fails to provide such proof within Thirty 30 days of such request, Tenant shall pay Landlord an administrative fee equal to five percent (5%) of Tenant’s monthly Base Rent and Additional Rent, which will be charged to Tenant’s next month’s rent. Tenant further agrees that the administrative charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and

Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.

15.03 Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage, or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Development; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

15.04 Damage or Destruction. (a) If the Building or Premises are rendered partially or wholly untenable by fire or other casualty, and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.

(b) If this Lease is not terminated pursuant to Section 15.04 (a) above, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage).

(c) If this Lease shall be terminated pursuant to this Section 15.04, the Term shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the Term. If this Lease shall not be terminated by Landlord pursuant to this Section 15.04 and if the Premises is untenable in whole or in part following such damage, the rent payable during the period in which the Premises is untenable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term, provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant. To the extent Landlord undertakes to rebuild or repair the Premises, Building or Development as a result of a casualty as set forth herein, in no event shall Landlord’s obligations exceed the amount of insurance proceeds available.

(d) In the event of any damage or destruction to the Building by any peril covered by the provisions of this Article 15, Tenant shall, upon notice from Landlord, forthwith remove, at its sole cost and expense, such portion or all of Tenant’s property belonging to Tenant from such portion or allot the Premises as Landlord shall request and Tenant hereby indemnifies and holds harmless the Development, the Building. Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including attorney’s fees and damages, both real and alleged, arising out of any damage or injury as a result of the failure to properly secure the Premises prior to such removal and/or as a result of such removal.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such request is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in the Lease for the expiration of the Term.

ARTICLE 16: LIABILITY

16.01 Liability. Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, the Building, or the Development, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, invitees, permitees or of any other person entering upon the Premises, the Building, or the Development, or caused by the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnity and hold safe and harmless the Premises, the Building, the Development, the Landlord, Landlord’s agents and employees from any loss liability, claims, suits, costs and expenses, including attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder after proper notice in accordance with section 9.04 above. Landlord shall have no liability for any loss or damage to Tenant’s business or personal property arising out of, but not limited to any of the following causes: hurricanes; excessive rain; roofing defects; bursting pipes; fire; windstorm; malfunction of electrical system, HVAC, sewer or water system; or interruption of utility services; or any act or omission of Landlord or any of Landlord’s agents on or about the Premises, Building or Development.

ARTICLE 17: EMINENT DOMAIN

17.01 Eminent Domain. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

(b) If part of the Building or Premises shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable and Landlord shall undertake to restore the Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible.

(c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant’s loss of its leasehold interest, the right to such award as to such item being hereby assigned by Tenant to Landlord.

ARTICLE 18: HOLDING OVER

18.01 Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes anyone of: (a) renewal of this Lease for one year and from year to year thereafter, or (b) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (c) creation of a tenancy at sufferance, upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental [or daily rental under clause (c)] shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to One Hundred and fifty percent (150%) of the Base rental being paid monthly to Landlord under this Lease immediately prior to such termination [prorated in the case of clause (c) on the basis of a 365-day year for each day Tenant remains in possession]. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

ARTICLE 19: QUIET ENJOYMENT

19.01 Quiet Enjoyment. Landlord represents and warrants that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.

ARTICLE 20: EVENTS OF DEFAULT; REMEDIES

20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease.

(a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) business days from the date such payment was due; Tenant receives written notice of such failure to pay. However, in the event Landlord sends two written notices to Tenant for failure to timely pay rent during the term of this lease, all further notices for failure to timely pay rent shall contain only a three (3) day grace period and Tenant shall be deemed to be in default after three (3) days written notice;

(b) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

(d) Tenant shall fail to immediately vacate the Premises upon termination of this Lease, by lapse of time or otherwise or upon termination of Tenant’s right to possession only; or

(e) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

(f) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

(g) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

20.02 Remedies. (a) Upon the occurrence of any uncured events of default described in Section 20.01 hereof or elsewhere in this Lease, and subject to Tenants cure provisions contained herein or provided for by law, Landlord shall have the option to pursue anyone or more of the following remedies:

(i) Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease;

(ii) Upon any termination of this Lease, or upon any termination of Tenant’s right to possession without termination of the Lease. Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law;

(iii) Upon any termination of this Lease, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (x) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated Term, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subsection

(iv) Relating to recovery of the Premises, preparation for reletting and for reletting itself), which the parties agree shall in no event exceed sixty percent (60%) of the then present value of the rent for the period and (y) the cost of performing any other covenants which would have otherwise been performed by Tenant) Landlord, in addition to all rights and remedies provided in the Lease, may declare the entire amount of the Annual Base Rental which would have become due and payable during the remainder of the Term of this Lease, as adjusted from time to time, to be due and payable immediately, along with the Additional Rent as defined in the Lease due for the remainder of the term of the Lease. The projected operating costs due for the remainder of the lease term, shall be actual operating costs due for the year of the default, multiplied by the remaining term of the Lease. Tenant agrees to pay the accelerated annual base rent, and additional rent charges to Landlord at once, it being agreed that such payment shall constitute payment in advance of the rent stipulated for the remainder of the Term. In the event Landlord collects the accelerated rent from Tenant, Tenant shall be credited for rents received if the premises are relet. It is expressly understood that Landlord shall have no obligation to relet the Demised Premises. The acceptance by Landlord of the payment of the accelerated rent shall not constitute a waiver of any default then existing or thereafter occurring hereunder.

(v) In the event Landlord elects to repossess the Premises by eviction proceedings or otherwise, he may do so with or without terminating this Lease, and shall have the option of accelerating the annual base rent and additional rent charges as set forth herein, in addition to pursuing any of the other remedies set forth in the Lease or permitted by law.

(vi) Upon any termination of Tenant’s right to possession only without termination of the Lease

(A) Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subsection (ii) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full Term. In any such case Tenant shall pay forthwith to Landlord if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term.

(B) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire Premises, agrees to use the Premises in a manner consistent with the Lease and leases the Premises at the same rent, for no more than the current term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker’s commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining portion of the Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subsection from time to time;

(vii) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

(viii) In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefore shall be an additional event of default hereunder. In the event Tenant fails to cure a non-monetary default within the time period set forth in Article 20.01(b) Tenant shall pay to Landlord on demand a late charge of $250.00 per occurrence to help defray the additional cost to Landlord for processing such default. Failure to pay such late charge shall be an additional default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

(ix) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any attorney’s fees so incurred.

ARTICLE 21: RIGHTS RESERVED TO LANDLORD

21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a) To change the name or the street address of the Building or the Development; however that Landlord will pay Tenant for any costs Tenant incurs as a result of a change of the name or Street address.

(b) To install and maintain a sign or signs on the exterior of the Building;

(c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

(d) To retain at all times pass keys to the Premises;

(e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or in the Development; to the extent the exclusive right does not inhibit Tenants right to quiet enjoyment or use of the Premises.

(f) To close the Building after regular work hours and on legal holiday subject however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

(g) To take any and all measures, including inspections, repairs, alterations, decorations, additions, and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord’s interest, or as may be necessary or desirable in the operation of the Building; and

(h) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.

ARTICLE 22: CORPORATE AUTHORITY

22.01 Corporate Authority. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Florida, that corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so. Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

ARTICLE 23: RELOCATION OF PREMISES

23.01 Intentionally deleted.

ARTICLE 24: LANDLORD’S LIEN Intentionally deleted.

ARTICLE 25: SUBORDINATION

25.01 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee. or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case.

ARTICLE 26: MECHANICS’ AND OTHER LIENS.

26.01 Mechanics and Other Liens. Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant will not permit any mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its mortgagees’ interest in the Development to be placed upon the Development, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof, Landlord shall have the right and privilege at Landlord’s option of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefore. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s mortgagee in the Premises and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection and indemnification against any loss, cost or expense related to any such Lien and the contest thereof as are satisfactory to Landlord and any such mortgagee. Tenant shall notify all potential lienors with which it deals of the contents of this Section 26.01.

ARTICLE 27: NOTICES

27.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord shall be payable to RADICE III, LLC c/o Eagle National Bank of Miami, P.O. Box 213220, Miami, FL 33121, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith section 15 of the BLI Rider

If and when included within the term “Landlord”, or “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

ARTICLE 28: COMMON AREAS

28.01 Common Areas. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with the other parties occupying the Development, lobbies, elevators, common rest rooms, common hallways, and common parking areas, subject to such reasonable rules, posted signs and regulations as Landlord may, from time to time, prescribe and Landlord’s right to alter common areas as provided in Section 21.01.

ARTICLE 29: ESTOPPEL CERTIFICATE

29.01 Estoppel Certificate. Tenant shall at any time and from time to time within ten (10) business days after written request from Landlord, execute and deliver to Landlord or any prospective landlord, mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord, any prospective landlord, mortgagee or prospective mortgagee certifying and stating as follows: (a) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (b) this Lease as so modified or amended is in full force and effect (or if not in full force and effect. the reasons therefore); (c) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent, or if there are any such defenses or offsets, specifying the same; (d) Tenant is in possession of the Premises, if such be the case: (e) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (f) any other accurate statements reasonably required by Landlord, any prospective landlord, mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) business day period and such certificate as signed by Landlord shall be fully binding on Tenant if Tenant fails to deliver a contrary certificate within five (5) business days after receipt by Tenant of a copy of the certificate executed by Landlord on behalf of Tenant. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) business days after Tenant is requested so to do, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term is expressly limited accordingly.

ARTICLE 30: MISCELLANEOUS

30.01 Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

30.02 Successors and Assigns; Authority. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord’s grantee or Landlord’s successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby treeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord’s agents and employees.

30.03 Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

30.04 Landlord’s Liability. It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns, is concerned Tenant shall look solely to the Building for the payment thereof.

30.05 Amendment. Except as set forth in Section 8.02 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

30.06 Survival; Surrender. All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Taxes and Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. If Tenant abandons or surrenders the premises, or is dispossessed by process of law or otherwise, Tenant shall remove its personal property from the Premises. If Tenant fails to remove its personal property, Landlord, at its option may treat such failure as a hold over as defined in the Lease, and/or may (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and /or (b) upon ten days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

30.07 Invalidity. If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

30.08 Execution. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder, the first month’s rent as required hereunder, and any other sums required hereunder.

30.09 Effective Date. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this lease.

30.10 Time Periods. Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such time period, any delays due to causes beyond the control of Landlord, other than the payment of rent, and additional rent, which shall be made timely.

30.11 Americans With Disabilities Act: Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities as applicable now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises.

30.12 Brokers Disclosure: Tenant covenants, warrants and represents that no broker or finder except those set forth in Section 16 of the BLI Rider” (“Brokers”) were instrumental in consummating this Lease and that Tenant has had no conversations or negotiations with any broker, except Brokers, concerning the subject matter of this Lease. Tenant agrees hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker, except Brokers, or any breach of the foregoing covenant, warranty and representation.

30.13 Rentable Square Feet: The parties agree that for the purpose of this Lease the “Rentable Square Feet” shall mean the useable square feet of the Premises, together with an additional amount representing a portion of the Common Areas, Service Areas and other non-tenant space in the Building. Landlord and Tenant acknowledge and accept the square footage as set forth in the Lease and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the Rentable Square Feet amounts within the Building or the Premises.

ARTICLE 31: RIDERS; EXHIBITS

31.01 Rider; Exhibits. Attached to this Lease is the Basic Lease Information Rider and the following Exhibits: Exhibit A-Legal Description; Exhibit B-Floor Plan; Exhibit C-Space Plan; Exhibit D-Work Letter; Exhibit E-Tenant Estoppel Statement; Exhibit F-Rules and Regulations. A Rider (is) (is not) attached containing additional terms. All such Exhibits and the Rider, if any, are hereby incorporated herein.

ARTICLE 32: VACATION.

32.01 Vacation. The Lease and the tenancy hereby created shall cease and terminate at the end of the Term, or any renewal or extension thereof, without the necessity of notice from either Landlord or Tenant to terminate the same.

ARTICLE 33: BUILDING SERVICES EQUIPMENT.

33.01 Building Services Equipment. At any time during the Term, Landlord may elect, at its sole discretion, to have installed in the Building (or to have removed after installation) any equipment to (a) electronically monitor ingress and egress to and from the Building, (b) automatically detect the presence of smoke and fire in the Building or (c) otherwise protect persons and/or property within the Building from loss or damage (the “Building Services Equipment”). Tenant agrees to comply and to cause its agents, employees, patrons, visitors, contractors, licensees and permitees to comply with any and all requirements and procedures of Landlord with respect to any Building Services Equipment, including, without limitation, all requirements and procedures for the issuance, use and cancellation of entry cards for an entrance monitoring system. Landlord assumes no obligation to Tenant by reason of the installation of any such Building Services Equipment and neither Landlord nor its agents shall be liable to Tenant or Tenant’s agents, employees, patrons, visitors, contractors, licensees and permitees or to any other person whomsoever for any injury to person or damage to property on or about the Premises or any losses resulting from and/or caused in part or whole by any cause whatsoever relating to any Building Services Equipment, including, without limitation, an unauthorized entry of any kind or a malfunction, interruption or failure of the Building Services Equipment.

ARTICLE 34: RULES AND REGULATIONS

34.01 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit F and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations.

ARTICLE 35: WAIVER OF JURY TRIAL

35.01 Waiver of Jury Trial, Right To Counterclaim and Right of Redemption: It is mutually agreed by and between Landlord and Tenant that, to the fullest extent allowed by law, the respective parties hereto do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other pertaining to any matter whatsoever arising out of or in any way connected with this Lease, Tenant’s use of occupancy of the Premises or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding but, rather, will assert any such claim which Tenant might have in a separate independent action. Furthermore, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise to redeem and repossess the Premises, or any part thereof, or to reinstate this Lease.

The parties intending to be bound hereby execute or cause this Lease to be executed this      day of                     , 2006.

WITNESSES	TENANT:

EDIETS, INC., a Delaware corporation

Attest:

Attest:	By:

Print Name:
Print Title:

LANDLORD:

RADICE III, LLC

WITNESSES:

By:

Attest:	Its:

Attest:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

SITE PLAN

EXHIBIT C

SPACE PLAN

EXHIBIT D

TENANT WORK LETTER

APPROXIMATE SQUARE FEET FOR CALCULATION OF ALLOWANCES:

20,206 RENTABLE SQUARE FEET.

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issue of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 Landlord has constructed, at Landlord’s sole cost and expense, the Base Building as collectively described below:

a)	the building shell and exterior

b)	the core area, including necessary mechanical, electrical, sprinkler, plumbing, life safety, heating, air-conditioning, ventilation and structural systems within the building core, stubbed out to the face of the core walls at locations determined by Landlord

c)	finished core area toilet room(s), including necessary plumbing fixtures, accessories, ceilings and lighting,

d)	structural floor of the building on which the Premises are located

e)	public stairways

f)	existing passenger and freight elevators,

g)	parking area

h)	common ground floor lobby

i)	existing common finished elevator lobbies,

j)	exterior plazas and landscaping

Any items provided by Landlord in the Premises in addition to the Base Building shall be paid for by Tenant, subject to the Tenant Improvement Allowance. Except as otherwise provided in the Lease and this Tenant Work Letter, Tenant shall accept the Premises in its “as is” condition as of the date of full execution and delivery of the Lease.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of Four Hundred and Forty Four Thousand Five Hundred and Thirty Two Dollars ($444,532.00). The Tenant improvement Allowance will not be used for the payment of items that are not approved by Landlord in advance. Tenant Improvement Allowance may include the following:

(a)	Payment of the cost of preparing the space plan and the Final Working Drawings as is defined in Section 3.3.

(b)	The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(c)	Construction of the Tenant Improvements, including, without limitation, the following:

(aa)	Installation within the Premises of all partitioning, doors, floor coverings, ceilings, painting, millwork and similar items;

(bb)	All electrical wiring, cabling, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises, or additional panels or transformer to accommodate tenant’s requirements.

(cc)	The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

(dd)	All fire and life safety control systems, such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, installed within the Premises;

(ee)	All plumbing, fixtures, pipes and accessories to be installed within the Premises;

(ff)	Testing and inspection costs;

(gg)	Contractor’s fees, including but not limited to any fees based on general conditions.

(hh)	Architects, engineer, project management, designer, if applicable.

In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance and in no event shall the Tenant Improvement Allowance be utilized for any trade fixtures, furniture or equipment of Tenant. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property upon the expiration or earlier termination of the term of this Lease and may not be removed by Tenant from the Premises at any time unless so stated by Landlord or as agreed to previously in the lease. Tenant shall not be entitled to any payment or credit for any unused portion of the Tenant Improvement Allowance if the Tenant Improvement defined herein are not completed within eighteen (18) months of the Lease Commencement Date. After the commencement of the lease and with respect to Tenant Improvements other than Phase I, Tenant shall provide Landlord ninety (90) days advance notice of any Tenant Improvement it will be performing as well as its approximate cost and timing of payment.

Any Tenant Improvements made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within thirty days before the expiration of the Term, elect to require Tenant to remove any Tenant Improvements which may have been made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term.

2.3 Phased Construction of Tenant Improvements. Tenant shall construct the Tenant Improvement in two (2) phases. The first phase shall consist of re-carpeting, re-painting, cabling and wiring in the Premises, pursuant to the Space Plan Attached hereto as Schedule”1”. Tenant shall not be required to retain and Architect or Engineer to perform the Tenant Improvements in first phase of the Tenant Improvements unless Tenant is required to obtain a building permit to perform the work pursuant to the local governmental authority or Tenant intends to knock down walls or do any demolition work whatsoever. Tenant estimates that the first phase of the Tenant Improvements will cost approximately $303,309.00 ($15.00 per square foot).

Second Phase. Subject to the scope of Tenants anticipated work for the second phase of the Tenant Improvements then Tenant may be required to obtain a building permit to perform the work pursuant to the local governmental authority then Tenant shall also be required to obtain an Architect and Engineer for the second phase of the Tenant Improvements. Tenant shall be required to provide Working Drawings for the Second Phase of the Tenant Improvements as provided below.

SECTION 3

WORKING DRAWINGS

3.1 Selection of Architect and Engineering Consultants/Working Drawings. In the event Tenant is required to obtain a building permit to perform any Tenant Improvements or Tenant intends to knock down walls or do any demolition work whatsoever. Tenant shall retain a licensed architect and engineering consultants approved by Landlord (the “Architect and Engineers”) to prepare the plans and drawings (“Working Drawings”). The Working Drawings shall include but not limited to the architectural, structural, mechanical, electrical, plumbing, HVAC, and life safety work of the Tenant Improvements. Tenant, Architect, and Engineers shall verify the dimensions and conditions shown on the base building plans (if available), and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Working Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance, or other like matters. Accordingly, notwithstanding that any Working Drawings are reviewed by Landlord or its construction professionals, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or it construction professionals, Landlord shall have no liability and shall not be responsible for any omissions or errors contained in the Working Drawings. Tenant’s indemnity set forth in Section 16 of this Lease shall specifically apply to the Working Drawings.

3.2 Final Space Plan. The Space Plan attached as Schedule 1 shall be the Final Space Plan for the first phase of the Tenant Improvements. With respect to the second phase of the Tenant Improvements, Tenant and the Architect and Engineers shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval, which shall not be unreasonably withheld.

3.3 Final Working Drawings. Tenant, the Architect, and the Engineers shall complete the architectural and engineering drawings for the Premises. The final architectural working drawings should be in a form which is complete and suitable for competitive bidding, and to obtain all applicable permits (collectively, the “Final Working Drawings”). The Final Working Drawings shall be submitted to Landlord for Landlord’s approval, which shall not be unreasonably withheld.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant or its agents shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary (the “Permits”) to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements, and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining or payment of any building permit or certificate of occupancy for the Premises and that the obtaining and payment of the same shall be Tenant’s or its agents’ responsibility. Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord.

3.5 Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to complete the Tenant Improvements as quickly as possible. Tenant shall not be entitled to any payment or credit for any unused portion of the Tenant Improvement Allowance if the Tenant Improvement defined herein are not completed within eighteen (18) months of the Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. A licensed general contractor (the “Contractor”) shall be retained by Tenant to construct both phases of the Tenant Improvements. Tenant shall be authorized to use MJ Simpson Construction as its General Contractor for the first phase of the Tenant Improvements, provided MJ Simpson’s bid for said work is commercially reasonable. The Contractor which will construct the second phase of the Tenant Improvements, shall be a Contractor selected by Landlord and Tenant from the attached list of the Pre-Approved Contractors (attached hereto as Schedule 2 to this Work Letter). The Approved Working Drawings shall be submitted by Tenant, together with an acceptable current AIA contract form, and up to three (3) general contractors, which bidders shall be selected by Tenant, provided, however, that Landlord has the right to reject a Contractor if Contractor does not meet Landlord’s requirements, which include specific insurance, experience, and prior history with Landlord for similar construction jobs. Landlord and Tenant shall mutually agree on the final bidder to perform the work for phase II of the Tenant Improvements.

The HVAC system may be design/build, based on performance specifications provided by the Landlord and agreed upon by the Tenant. The design/build contractor shall submit plans for review and approval by Landlord prior to commencing construction and shall submit testing and balancing reports upon completion of project as necessary to verify compliance with performance specifications. Cost associated with Landlord’s engineer’s review of plans, submittals, reports, etc. and field inspection shall be considered part of the Tenant Improvement Allowance.

4.2 Assignment of Contract All of Tenant’s contracts shall be assignable by Tenant to Landlord and shall specify that Landlord is an intended third party beneficiary of such assignment provision. Tenant agrees that if the lease shall terminate prior to substantial completion of the Tenant Improvements, at Landlord’s option, Tenant shall assign any or all such contracts to Landlord and shall otherwise reasonably cooperate with Landlord to effect an assignment of Tenant’s right and remaining obligations under such contracts to Landlord (see Schedule 3).

Tenant shall contract with Contractor to construct the Tenant Improvements for Phase 1, in accordance with the Schedule 1 Space Plan, and if then required to obtain a building permit to perform the work pursuant to the local governmental authority for Phase 2, shall be in accordance with the Approved Working Drawings.

Tenant and Tenant’s Contractor shall take all precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the work and to properly police same. Construction equipment and materials are to be kept within the Premises.

Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is authorized to commence the work and shall be paid for by Tenant. Tenant shall apply and pay for all utility meters required. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the building’s waste containers.

4.3 Contractor’s Warranties and Guaranties. Tenant hereby assigns to Landlord all warranties and guaranties by Contractor relating to the Tenant Improvements. Tenant shall cooperate with Landlord to correct any deficiency with Contractor’s work.

4.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant, the Contractor or Tenant’s agents on the Premises or in the Building. Tenant shall keep the Premises and the property in which the Premises are located free from any liens arising out of any work performed, material furnished or obligations incurred by or on behalf of Tenant. Notwithstanding the foregoing, if by reason of any construction performed, or material furnished to the Premises for or on behalf of the Tenant, any mechanic’s or other lien shall be filed, claimed, perfected of otherwise established, the Tenant shall discharge or remove the lien by bonding or otherwise within fifteen (15) days after the tenant received notice of filing of same.

Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall direct Contractor to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Broward. In addition, immediately after delivery of the Premises to Tenant, Tenant shall have prepared and delivered to Landlord a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.5 Insurance Coverages. In addition to the insurance requirements set forth in the Lease, Tenant shall also secure, pay for and maintain or cause its Contractors to secure, pay for and maintain during the construction of the Premises the following minimum coverages and limits of liability:

a) worker’s compensation in amounts required by state statutes and employer’s liability insurance with limits of not less than $500,000;

b) comprehensive or commercial general liability insurance in an amount not less than $1,000,000 (One Million) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000 (Two Million), and with umbrella coverage with limits not less than $2,000,000 (Two Million). Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and damage to the property of others and arising from its operations under the contract whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

c) comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or nonowned, in an amount not less than $1,000,000 (One Million) combined single limit;

d) “Builder’s All Risk” insurance in an amount to cover the full insurable value of the work in the Premises, and shall insure against the perils of fire and extended coverage and shall include “all risk” builder’s risk insurance for physical loss or damage including theft, vandalism and malicious mischief;

The policies required to be maintained by Tenant shall be with companies rated A10 or better in the most current issue of A.M. Best’s Rating Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA.

All policies (except the workers’ compensation policy) shall be endorsed to include Landlord as an additional insured party. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers’ compensation policy) to be obtained by Tenant. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or nonrenewal of coverage.

Tenant shall not permit the Contractor(s) to commence work until the required insurance has been obtained, and copies of all applicable insurance certificates (including the general contractor’s) have been delivered to Landlord.

4.6 Change Orders. All changes to the Approved Working Drawings requested by Tenant which effect the structural, plumbing or mechanical integrity of the Building as determined by Landlord in its sole discretion must be approved by Landlord in advance of the implementation of such changes. Landlord shall give its approval or disapproval to Tenant within three (3) business days. Tenant shall provide Landlord with copies of all other change orders with the submittal of the as-built drawings. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental.

4.7 Disbursement of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the design, permitting, construction and installation of the Tenant Improvements as defined in Section 2.1. and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Approved Working Drawings,” as that term is defined in Section 3.4 of this Work Letter; (ii) the cost of any changes in the Base, Shell and Core required by the Approved Working Drawings; (iii) the cost of any changes to the Approved Working Drawings or Tenant Improvements required by applicable building codes; and Landlord’s out of pocket supervision fee (not to exceed $1,000.00). In addition, the parties acknowledge that the cost associated with changing any finish as it relates to the relocation of the main entry to the Premises shall be a charge to the Tenant Improvement Allowance.

During the construction of the Tenant Improvement, Landlord shall make monthly disbursements of the Tenant Improvement Allowance monies for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

4.7.1 Monthly Disbursements. On or before the tenth (10th) of each calendar month during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” approved by Tenant and Landlord in a form acceptable to Landlord; (ii) invoices from all Contractors, subcontractors, laborers, material men, and suppliers (“Tenant’s Agents”) for labor rendered and materials delivered to the Premises: (iii) executed conditional mechanic’s lien releases from all of Tenant’s Agents for the current draw request; (iv) executed unconditional lien releases from all of Tenant’s Agents for prior requests for payment; Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Once Landlord has received all of the required information, Landlord shall deliver a check within 30 days to Contractor and/or Tenant’s Agents (as applicable) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 4.7.1, above, less a ten percent (10%) retention as typically is provided for in a standard AIA contract and no other retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement allowance (not including the Final Retention), unless Landlord determines that any work does not comply with the Final Space Plan (as to Phase 1) or “Approved Working Drawings,” (as to Phase 2) as that term is defined in Section 3., or that any work is substandard. Landlord will notify Tenant and Tenant agrees to use commercially reasonable efforts to cause such work to be corrected. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

4.7.2 Final Retention. Subject to the provisions of the Tenant Work Letter, following completion of construction of the Premises, a check for the Final Retention payable to Contractor and/or Tenant’s Agents (as applicable) shall be delivered by Landlord to Tenant within thirty (30) days after (i) Tenant delivers to Landlord properly executed final unconditional lien releases from all subcontractors, materialmen, laborers, and suppliers in compliance with local codes and (ii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed; (iii) a Notice of Completion, recorded in the office of the Recorder of the County in accordance with local codes, (iv) delivery to Landlord two (2) sets of copies of the final as-built drawings and specifications; (v) a certificate of occupancy; and (vi) delivery to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance items.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Studley, Inc. as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2 Landlord’s Representative. Landlord has designated                                      as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3 Time is of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a breach of the Lease or a breach by Tenant under this Work Letter, has occurred at any time on or before Landlord’s delivery of the Premises to Tenant, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause the assignment of the construction contract to Landlord as set forth in Section 4.2 of this Work Letter.

SCHEDULE 1

PHASE 1 SPACE PLAN

SCHEDULE 2

LIST OF PRE-APPROVED GENERAL CONTRACTORS

1.	MJ Simpson Construction

2.	Itasca Construction

3.	Orangemen Development & Construction

SCHEDULE 3

ASSIGNMENT OF CONSTRUCTION CONTRACT

THIS ASSIGNMENT made as of the      day of             ,    , by                     , a                 , with offices at                      (“Tenant”), to [                            ], a                             , (“Landlord”).

WITNESSETH

Tenant and Landlord have entered into a certain Lease transaction dated the      day of             ,         (the “Lease”). Pursuant to the Lease, Tenant is undertaking certain improvements (the “Improvements”) upon the Premises subject to the Lease.

Tenant has entered into a Construction Contract (the “Contract”), dated                     , 2000  , with                     (the “Contractor”), for the Improvements of the Premises. Tenant has agreed to assign all of its rights, interest and privileges in the Contract to Landlord in order to provide additional security for the Lease and the performance of the obligations of Tenant under the Lease.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and undertakings of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1.	Tenant does hereby assign, transfer and set over to Landlord and grants to Landlord a security interest in all its rights, interest and privileges, but none of its duties or obligations, in and to the Contract and any renewals, extensions and modifications thereof.

2.	Upon an Event of Default by Tenant under the Lease or this Assignment, Landlord shall have the right, at its election, to require Contractor to complete construction of the work described in the Contract in accordance with the terms of the Contract for the benefit of Landlord, provided only that Landlord reimburses Contractor, in accordance with the terms of the Contract, for all work and services performed or materials supplied by Contractor after the date Landlord exercises its rights under this Assignment and requests Contractor to complete construction of the work.

3.	Tenant covenants, represents and warrants that:

(a)	Tenant will perform or observe each and every covenant, obligation and condition of the Contract to be performed or observed by Tenant thereunder;

(b)	Tenant will give prompt written notice to Landlord of any notice of default either by Tenant or Contractor under the Contract, together with a complete copy of any such notice of default;

(c)	Tenant will not terminate or amend the Contract without the prior written consent of Landlord;

(d)	Tenant will not assign any of its rights under the Contract without the prior written consent of Landlord;

(e)	Tenant will neither waive nor release Contractor from any of Contractor’s covenants, obligations or conditions under the Contract;

(f)	Tenant has not executed or made any prior Assignment of any of its rights under the Contract; and

(g)	The Contract is unmodified and is in full force and effect.

4.	Landlord will not be obligated to perform or discharge any obligation under the Contract or under or by reason of this Assignment, and Tenant hereby agrees to indemnify Landlord against and hold Landlord harmless from any and all liabilities, losses or damages which Landlord may or might incur under the Contract or under or by reason of this Assignment and against and from any and all claims and demands whatsoever which may be asserted against Landlord by reason of any alleged obligation or undertaking on Landlord’s part to perform or discharge any of the covenants, obligations and conditions of the Contract, except as to any liability which may be incurred by Landlord for

Landlord’s wrongful failure to make payment under the Contract for work performed or materials supplied after the date on which Landlord elects to exercise, by written notice to Tenant and Contractor, the rights of the Tenant under the Contract. If Landlord should incur any such liability, loss or damage under the Contract or under or by reason of this Assignment, or in defense against any such claims or demands, Tenant will reimburse Landlord therefore immediately upon demand, including costs, expenses and reasonable attorneys’ fees, together with interest thereon.

5.	Violation by Tenant of any of the covenants, representations, warranties or obligations contained herein shall, at the option of Landlord, be deemed a default under the Lease, subject to any notice requirement, if any, relating thereto contained in the Lease.

6.	Notices under this Assignment shall be given in the manner and shall be effective as set forth in the notice provision of the Lease.

7.	This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

8.	This Assignment shall be governed by and construed according to the laws of the State of .

9.	Tenant further agrees to indemnify and hold Landlord harmless from any and all claims, liabilities, losses and damages which Landlord may or might incur as a result of the Improvements, including, but not limited to, damage to Landlord’s real and personal property or claims, losses and damages incurred by other tenants of .

IN WITNESS WHEREOF, Tenant has duly executed this Assignment the      day of                     , 200  .

Witness:
a

By:
Name:	a

By:
Name:
Title:

CONTRACTOR’S ACKNOWLEDGMENT AND CONSENT

                                                 , a                                      (“Contractor”), with offices located at                                     , does hereby acknowledge to [                            ] Landlord receipt of notice of the foregoing Assignment of construction Contract; approves such Assignment’s covenants; that it has no knowledge of any prior assignment of the Contract by the Tenant; agrees to give the Landlord written notice, at the address of Landlord indicated in the Assignment, of any defaults by Tenant under the Contract and to give Landlord, at the sole option of Landlord, the right to cure any defaults by Tenant under the Contract within thirty (30) days (or such longer time, if any as permitted in the contract for the curing of any such defaults) after receipt by Landlord of written notice of such default; covenants that the Contract is unmodified and in full force and effect, and that the Contractor will not assign its rights and obligations under the Contract without the prior written consent of Landlord.

Contractor agrees that in the event loan proceeds are disbursed directly to Contractor, Contractor will receive such advances as a trust fund for the purpose of paying the costs of the renovation of the improvements on the Property and Contractor will apply the advances first to such payment before using any part of such advances for any other purpose.

Contractor agrees that Landlord shall have no liability to Contractor either under the Contract, the foregoing Assignment, or otherwise for any act or omission occurring prior to such time as Landlord exercises, by written notice to Contractor, the rights of Tenant under the Contract.

Contractor agrees, upon the request of the Landlord, to complete performance of the work described in the Contract in accordance with the term of the Contract for the benefit of Landlord, its successors or assigns, provided only that Landlord reimburses Contractor, in accordance with the terms of the Contract, for all work and services performed or materials supplied by Contractor after the date Landlord exercises its right under the Assignment and request Contractor to complete performance of the work.

The officer executing this instrument on behalf of Contractor hereby personally certifies that Contractor has full authority under all state and local laws and regulations to perform all of its obligations under the Contract.

IN WITNESS WHEREOF, Contractor has duly executed this Agreement this      day of                     , 200  .

Attest:

Name:	Name
Title:	Title:

ASSIGNMENT OF ARCHITECTURAL CONTRACT

THIS ASSIGNMENT made as of the      day of             ,        , by                     , a                     , with offices at                              (“Tenant”), to [                            ], a                             , with offices (“Landlord”).

WITNESSETH

Tenant and Landlord have entered into a certain Lease transaction dated the      day of                     ,                 (the “Lease”). Pursuant to the Lease, Tenant is undertaking certain improvements (the “Improvements”) upon the Premises subject to the Lease.

Tenant has entered into an Architectural Contract (the “Contract”), dated                     , 200  , with                     (the “Architect”), for the Improvements of the Premises. Tenant has agreed to assign all of its rights, interest and privileges in the Contract to Landlord in order to provide additional security for the Lease and the performance of the obligations of Tenant under the Lease.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and undertakings of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1.	Tenant does hereby assign, transfer and set over to Landlord and grants to Landlord a security interest in all its rights, interest and privileges, but none of its duties or obligations, in and to the Contract and any renewals, extensions and modifications thereof.

This Assignment includes all Plans and Specifications and Tests prepared now or hereafter with respect to the Premises in which either Tenant or Architect has or will have an interest, and Landlord shall have the right to use the same in connection with the Premises.

2.	Upon an Event of Default by Tenant under the Lease or this Assignment, Landlord shall have the right, at its election, to require Architect to complete its duties in accordance with the terms of the Contract for the benefit of Landlord, provided only that Landlord reimburses Architect, in accordance with the terms of the Contract, for all work and services performed by Architect after the date Landlord exercises its rights under this Assignment and requests Architect to complete design and construction administration of the work.

3.	Tenant covenants, represents and warrants that:

(a)	Tenant will perform or observe each and every covenant, obligation and condition of the Contract to be performed or observed by Tenant thereunder;

(b)	Tenant will give prompt written notice to Landlord of any notice of default either by Tenant or Architect under the Contract, together with a complete copy of any such notice of default;

(c)	Tenant will not terminate or amend the Contract without the prior written consent of Landlord;

(d)	Tenant will not assign any of its rights under the Contract without the prior written consent of Landlord;

(e)	Tenant will neither waive nor release Architect from any of Architect’s covenants, obligations or conditions under the Contract;

(f)	Tenant has not executed or made any prior Assignment of any of its rights under the Contract; and

(g)	The Contract is unmodified and is in full force and effect.

4.	Landlord will not be obligated to perform or discharge any obligation under the Contract or under or by reason of this Assignment, and Tenant hereby agrees to indemnify Landlord against and hold Landlord harmless from any and all liabilities, losses or damages which Landlord may or might incur under the Contract or under or by reason of this Assignment and against and from any and all claims and demands whatsoever which may be asserted against Landlord by reason of any alleged obligation or undertaking on Landlord’s part to perform or discharge any of the covenants, obligations and conditions of the Contract, except as to any liability which may be incurred by Landlord for Landlord’s wrongful failure to make payment under the Contract for work performed after the date on which Landlord elects to exercise, by written notice to Tenant and Architect, the rights of the Tenant under the Contract. If Landlord should incur any such liability, loss or damage under the Contract or under or by reason of this Assignment, or in defense against any such claims or demands, Tenant will reimburse Landlord therefor immediately upon demand, including costs, expenses and reasonable attorneys’ fees, together with interest thereon.

5.	Violation by Tenant of any of the covenants, representations, warranties or obligations contained herein shall, at the option of Landlord, be deemed a default under the Lease, subject to any notice requirement, if any, relating thereto contained in the Lease.

6.	Notices under this Assignment shall be given in the manner and shall be effective as set forth in the notice provision of the Lease.

7.	This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

8.	This Assignment shall be governed by and construed according to the laws of the State of .

9.	Tenant further agrees to indemnify and hold Landlord harmless from any and all claims, liabilities, losses and damages which Landlord may or might incur as a result of the Improvements, including, but not limited to, damage to Landlord’s real and personal property or claims, losses and damages incurred by other tenants of .

IN WITNESS WHEREOF, Tenant has duly executed this Assignment the      day of                     , 200  .

Witness:
a

By:
Name:	a

By:
Name:
Title:

ARCHITECT’S ACKNOWLEDGMENT AND CONSENT

                             (“Architect”), with offices located at                                              , does hereby acknowledge to [                            ]Landlord receipt of notice of the foregoing Assignment of architectural Contract; approves such Assignment’s covenants; that it has no knowledge of any prior assignment of the Contract by the Tenant; agrees to give the Landlord written notice, at the address of Landlord indicated in the Assignment, of any defaults by Tenant under the Contract and to give Landlord, at the sole option of Landlord, the right to cure any defaults by Tenant under the Contract within thirty (30) days (or such longer time, if any as permitted in the contract for the curing of any such defaults) after receipt by Landlord of written notice of such default; covenants that the Contract is unmodified and in full force and effect, and that the Architect will not assign its rights and obligations under the Contract without the prior written consent of Landlord.

Architect agrees that in the event loan proceeds are disbursed directly to Architect, Architect will receive such advances as a trust fund for the purpose of paying the costs of the renovation of the improvements on the Property and Architect will apply the advances first to such payment before using any part of such advances for any other purpose.

Architect agrees that Landlord shall have no liability to Architect either under the Contract, the foregoing Assignment, or otherwise for any act or omission occurring prior to such time as Landlord exercises, by written notice to Architect, the rights of Tenant under the Contract.

Architect agrees, upon the request of the Landlord, to complete performance of the work described in the Contract in accordance with the term of the Contract for the benefit of Landlord, its successors or assigns, provided only that Landlord reimburses Architect, in accordance with the terms of the Contract, for all work and services performed by Architect after the date Landlord exercises its right under the Assignment and request Architect to complete performance of the work.

Architect warrants and represents to Landlord that the Plans and Specifications constitute all plans, specifications, drawings, models or other work product prepared or possessed by Architect which pertain to the Premises. The Plans and Specifications are complete in all respects and contain all details requisite for the construction of the Premises which, when built in accordance therewith, shall be ready for use and occupancy for its intended purpose in compliance with all applicable laws, statutes, ordinances, codes, rules, regulations, decrees and orders. In addition, the Plans and Specifications have been prepared in a manner which in all respects is consistent with accepted architectural practices. Architect hereby expressly agrees that it shall not modify, amend or terminate the Architectural contract or modify or amend the Plans and Specifications without the express written consent of Landlord.

The officer executing this instrument on behalf of Architect hereby personally certifies that Architect has full authority under all state and local laws and regulations to perform all of its obligations under the Contract.

IN WITNESS WHEREOF, Architect has duly executed this Agreement this      day of                     , 2000  .

Attest:

Name:	Name:
Title:	Title:

EXHIBIT E

TENANT ESTOPPEL STATEMENT

LEASE DATED: ______________________________	AMENDED: ______________________________
LANDLORD: ______________________________________________________________________________________________________
TENANT: _________________________________________________________________________________________________________
PREMISES: ________________________________________________________________________________________________________

As Tenant under the above referenced Lease, the undersigned certifies for the benefit of                                                          , which has made or is about to make a loan to Landlord part of the security for which will be a mortgage or deed of trust covering the Premises and an assignment of Landlord’s interest in the Lease, the following:

1.	The Lease has not been modified or amended, except by documents dated copies of which are attached hereto.

2.	The Lease (as so modified or amended) is in full force and effect and represents the entire agreement between Landlord and Tenant.

3.	Tenant has no offsets or defenses to its performance of the terms and provisions of the Lease, including the payment of rent and Landlord is not in default under any of the terms, covenants or provisions of the Lease.

4.	Tenant is in possession of the Premises and has accepted the Premises, including all alterations, additions and improvements required to be made by Landlord.

The Premises contains                          square feet.

5.	The Rent Commencement Date is , 2006, and the Term is months ending on 2006. The Lease provides for the following renewal option (s) at a rental rate of .

6.	Tenant acknowledges that the Premises have been delivered to Tenant in good order and condition.

7.	The Lease provides for rent payable as follows:

(a) Base Rent. Base Rent payable monthly of $                            .The Base Rent in any Comparison Year is adjusted to reflect increases in the Consumer Price Index.

(b) Taxes. The Lease provides for Tenant to pay its proportionate share of Taxes in excess of $                             per tax year.

(c) Operating Costs. The Lease provides for Tenant to pay its proportionate share of Operating Costs in excess of $                         per calendar year.

(d) Tenant has commenced paying rent. No rent has been paid in advance except for the Base Rent that became due for the current month.

8.	Landlord is holding a security deposit of $ .

9.	The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows: .

10.	Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease and that it has not received any notice of a prior assignment, hypothecation or pledge of rents by Landlord.

11.	Tenant has delivered to Landlord all evidence of insurance which Tenant is required to provide under the Lease.

Date:	TENANT:

BY:

ITS:

EXHIBIT F

RULES AND REGULATION

1.	The sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from its Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant shall not go upon the root of the Building.

2.	The bulletin board or directory of the Building will be provided exclusively for the display of the name and location tenants and Landlord reserves the right to exclude any other names therefrom.

3.	No cur1ains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed on the windowsills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s Premises.

4.	Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. weekdays, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or their accompanied guests. Tenant shall be responsible for all persons it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission or exclusion of any person from the Building.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

5.	Tenant shall not employ any person or persons other than Landlord’s janitor for the purpose of cleaning its Premises. Except with the written consent of Landlord no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on its Premises however occurring, or any damage done to the effects of Tenant by the janitor or any other employee or any other person.

6.	Tenant shall not use upon its Premises vending machines or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

7.	Tenant shall see that all doors to its Premises are securely locked and that all utilities, water faucets or water apparatus are shut off before Tenant leaves the Premises, so as to prevent waste or damage, and shall be responsible for all injuries sustained by other tenants or occupants of the Building or Landlord as a result of its failure to do so. Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8.	Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls.

9.	Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door in its Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

10.	Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices to the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefore.

11.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant, who, or whose employees or invitees shall have caused it.

12.	Tenant shall not keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

13.	Tenant shall not permit to be kept in its Premises any tout or noxious gas or substance or permit its Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Building.

14.	No cooking shall be done in the Premises (except that use by the Tenant of Underwriter’s Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall the Premises be used for lodging.

15.	Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods on the Premises, nor shall Tenant carry on, or permit the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise, manufacturing of any kind, the business of a public barber shop, or beauty parlor, or for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in Tenant’s lease.

16.	Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

17.	Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building.

18.	Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant.

19.	No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down elevators except between such hours and in such elevators as shall be designed by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

20.	Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface the Premises.

21.	There shall not be used in any space or in the public areas of the Building, either by Tenant or others, any hand trucks “except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

22.	Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

23.	Canvassing, soliciting or distributing of handbills or any other written material and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

24.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

25.	Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with the business of Tenant except as Tenant’s address.

26.	Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27.	Tenant assumes reasonable responsibility for protecting its Premises from theft, robbery and pilferage.

28.	The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no such employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29.	Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

30.	All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

31.	Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with coasters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid by Tenant.

32.	Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

33.	Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

34.	Tenant shall be reasonably responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, invitees and guests.

35.	Tenant shall not allow its employees or invitees to park in other than designated areas, nor shall any washing of cars or car repairs be permitted in any parking areas, nor shall overnight parking be permitted, nor shall commercial trucks be allowed in the parking areas other than in designated delivery areas.

36.	Other than for single-trip usages, Tenant shall make reservations for use of any elevators, which shall be accepted by Landlord on a first-come, first-serve basis.

37.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

EXHIBIT G

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Place and Date of Issue: [city, state], , 20	Date and Place of Expiry: , 20 in [city, state]

Applicant:	Advising Bank: Not Applicable

Beneficiary: [insert landlord information]	Amounts: USD ( Thousand and no/100)

Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor available by Beneficiary’s sight drafts drawn on                                          accompanied by the original of this Letter of Credit and the following document:

Written statement executed by any officer of the named Beneficiary, that (i) an event of default by Tenant exists under that certain                      Lease between Tenant and                                                      , dated                     , 20     (as amended to date, the “Lease”), and (ii) such default exists beyond any applicable cure period provided in the Lease for such default, if any.

Special Conditions:

Draft must be marked: “Drawn under                                      Letter of Credit No.                         .”

We hereby engage with you that all drafts drawn under and in compliance with all the terms and conditions of this Letter of Credit will be duly honored if drawn and presented for payment between the hours of 8:00 am and 4:00 pm Monday through Friday on a day when                                                           is open for business at [address, city, state] on or before the expiration of this Letter of Credit.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, as the same may be revised from time to time.

(Name of Bank and signature of officer)

EXHIBIT H

RIGHT OF FIRST OFFER

Subject to then-existing renewal or expansion options of other tenants (or, even if not a right under such tenant’s lease, the renewal of a lease of any tenant by Landlord for the Offer Space (hereinafter defined)) (“Prior Rights”), and provided no uncured Default then exists, Landlord shall, prior to offering the same to any party (other than tenants with Prior Rights), first offer to lease to Tenant Suite 250 (consisting of approximately 6,907 square feet located on the Second Floor of the Building (the “Offer Space”) in an “AS-IS” condition; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). The Offer Notice shall be substantially similar to the Offer Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only), and Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Exhibit if an Event of uncured Default exists or Tenant is not then occupying the entire Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Exhibit. In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant shall indemnify, defend, and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant.

Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (c) less than three (3) full calendar years remain in the initial Term of this Lease.

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY TELECOPY AND FEDERAL EXPRESS

Re:	Lease Agreement (the “Lease”) dated , 2006, between , a (“Landlord”), and , a (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Pursuant to the Right of First Offer attached to the Lease, enclosed please find an Offer Notice on Suite                 . The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASE RENT RATE:	$ per month

TERM:

IMPROVEMENTS

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Offer Space on the depiction attached to this Offer Notice within                  days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on                                     , 2006, to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate and Landlord shall be free to lease the Offer Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Offer Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Offer Space in the Premises in accordance with this Offer Notice.

THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE OFFER SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

[please check appropriate box]

ACCEPTED
REJECTED
[TENANT’S SIGNATURE BLOCK]

By:
Name:
Title:
Date:

Enclosure [attach depiction of Offer Space]

EXHIBIT I

RENEWAL OPTION

If Tenant has no uncured Defaults during the Term, Tenant may renew this Lease for two (2) additional periods of five years, by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the Term. The Base Rent payable for each month during such extended Term shall be the lesser of the last years escalated Base Rent increased by three percent (3%) or the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Building or Complex, if applicable, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows) Base Rent shall be adjusted to the Prevailing Rental Rate) Tenant shall have no further renewal option unless expressly granted by Landlord in writing) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

If Landlord and Tenant are unable to agree on the Prevailing Rental Rate within sixty (60) days of the Renewal Notice, then the Prevailing Rental Rate shall be determined by a licensed real estate appraiser jointly and promptly selected and paid by Landlord and Tenant, or if they shall be unable to agree upon a single appraiser, then by three (3) independent licensed real estate appraisers, one (1) of whom shall be promptly selected by Landlord, one (1) of whom shall be promptly selected by Tenant, and the third of whom shall be promptly selected by the first two (2) appraisers. Within twenty (20) days after the appointment of the appraiser (or the last of the three (3) appraisers), the appraiser(s) shall furnish in writing to Landlord and Tenant a signed written report of the appraisal, or the average of the two (2) closest valuations, as the case may be, to Landlord and Tenant. Landlord and Tenant shall each pay the fee for the appraiser they selected, and shall share equally the fee for the third appraiser. Within fifteen (15) days of receiving such report, Tenant shall notify Landlord whether it wishes to exercise its option to renew based on the Prevailing Rental Rate determined by the appraiser(s). If Tenant fails to notify Landlord within such time, Tenant shall be deemed to have elected to exercise the option at the Prevailing Rental Rate set by the appraiser(s).

In no event shall the Base Rent for a renewal term be less than the prior year’s Base Rent on an as-is basis.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in the lease except to an entity related to Tenant, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

EXHIBIT J

CONTRACTION OPTION

Tenant shall have the right to give back to Landlord up to 7,500 rentable square feet at the beginning of the sixth (6th) year (“First Contraction Right”) and up to 5,000 rentable square feet at the first (1st) renewal period, as the case may be (“Second Contraction Right”). Tenant shall provide Landlord with no less than nine (9) months prior written notice, with a penalty equal to Landlord’s unamortized (at six and one half percent (6.5%) “Out of Pocket Costs”. Out of Pocket Costs shall be defined as the pro-rata value of the Tenant Allowance plus commissions per rentable square foot. The tenant will pay to sub-divide the spaces and shall return the space in marketable and leasable configuration based on Landlord’s discretion. The penalty payment shall be due upon Tenant’s delivery of possession of such space to the Landlord.